EXHIBIT 7.2
AGREEMENT OF JOINT FILING
     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Date: March 24, 2010
/s/ Norman C. Harbert

Norman C. Harbert, Individually

Harbert Family Limited Partnership
/s/ Norman C. Harbert

Norman C. Harbert, managing general partner

Harbert Foundation
/s/ Norman C. Harbert

Norman C. Harbert, chairman

/s/ Ronald E. Weinberg

Ronald E. Weinberg, Individually

Weinberg Family Limited Partnership
/s/ Ronald E. Weinberg

Ronald E. Weinberg, managing general partner
/s/ Byron S. Krantz

Byron S. Krantz, Individually

Krantz Family Limited Partnership
/s/ Byron S. Krantz

Byron S. Krantz, managing general partner

SCHEDULE A
Non-Reporting Officers and Trustees of the Harbert Foundation

1.	Name:	Donna A. Harbert — President and Trustee
	Citizenship:	United States of America
	Residence Address:	11292 Garfield Road, Hiram, Ohio 44234
	Principal Occupation:	Retired
	Shares Beneficially Owned:	As the wife of Norman C. Harbert, Mrs. Harbert may be deemed to beneficially own shares owned by Mr. Harbert. Mrs. Harbert does not own any other shares.

2.	Name:	Ann L. Skoog — Treasurer and Trustee
	Citizenship:	United States of America
	Business Address:	3039 NE 29th Ave., Portland, Oregon 97212
	Principal Occupation:	Department Hospital Administrator for Oregon Health & Science University, a health and research university located at 3181 S.W. Sam Jackson Park Rd., Portland, Oregon 97239
	Shares Beneficially Owned:	0

3.	Name:	Carl J. Harbert — Secretary and Trustee
	Citizenship:	United States of America
	Business Address:	6180 Cochran Road, Solon, Ohio 44139
	Principal Occupation:	Director of Global Marketing for Wellman Products Group, Inc., a leading supplier of friction products for industrial, aircraft, agricultural and performance applications, and a subsidiary of Hawk Corporation, located at 6180 Cochran Road, Solon, Ohio 44139
	Shares Beneficially Owned:	3,018